QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.12

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT IN FAVOR OF ANY PERSON OTHER THAN THE HOLDER HEREOF, SHALL BE VALID OR EFFECTIVE UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant

No.	Warrant to Purchase
Holder: William Blair & Company, L.L.C.	110,000 Shares of Common Stock (subject to adjustment)

SSP SOLUTIONS, INC.

Incorporated Under the Laws of the State of Delaware

        THIS CERTIFIES THAT, for value received, the above named holder or its assigns is entitled to subscribe for and purchase during the period specified in this Warrant the number of shares of Warrant Stock set forth above (subject to adjustment as hereinafter provided) of fully paid and non-assessable shares of Common of SSP SOLUTIONS, INC., a Delaware corporation (the "Corporation"), at a per share price equal to the Warrant Price, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms not otherwise defined shall have the meanings set forth in Section 13 hereof.

1)
Duration.    The right to subscribe for and purchase shares of Common represented hereby shall expire at 5:00 P.M. Central Standard Time, on April 16, 2005.

2)
Method of Exercise, Payment; Issuance of New Warrant.    The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation. The Warrant may be exercised (a) by the payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise by certified or official bank check; or (b) through a "Cashless Exercise" by which the Holder receives (upon surrender of this Warrant) shares of Common equal to the difference between (i) the then Fair Value of the shares underlying the portion of the Warrant exercised and (ii) $1.00 multiplied by the shares underlying the portion of the Warrant exercised, divided by (iii) the then Fair Value of the shares underlying the portion of the Warrant exercised. As an example, should the Holder exercise the entire Warrant at a time when the per share Fair Value of the Common was $3.00 per share, the Holder would receive, upon exercise, 110,000 shares multiplied by ($3.00 Fair Value minus $1.00 exercise price) divided by $3.00 Fair Value equals 73,333 shares of Common. In the event of any exercise of the rights represented by this Warrant, (i) stock certificates for the shares of Common so purchased shall be delivered to the Holder hereof, and unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof and shall be dated the date of this Warrant, and (ii) stock certificates for the shares of Common so purchased shall be dated the date of exercise of this Warrant, and the Holder exercising this Warrant shall be deemed for all purposes to be the Holder of the shares of Common so purchased as of the date of such exercise. Such stock certificates (and new Warrant, if applicable) shall be delivered to the Holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of said Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said

  Holder. The Corporation shall pay all taxes and other expenses and charges payable in connection, with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the Holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

3)
Transfer of Securities.

(a)
Restrictions on Transfer.    This Warrant and the Warrant Stock issuable upon exercise thereof may not be transferred, in whole or in part, except by means of (i) an Affiliate Transfer or (ii) a Permitted Transfer. In such case, this Warrant and the Warrant Stock issuable upon exercise thereof may be transferred on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Corporation for Warrants for the purchase of the same aggregate number of shares of Common, each new Warrant to represent the right to purchase such number of shares of Common as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common issuable pursuant hereto.

(b)
Restrictive Legend.    So long as this Warrant or any Warrant Stock is not freely transferable, the certificates evidencing this Warrant or such Warrant Stock shall be stamped or otherwise inscribed with an appropriate legend to such effect, provided that whenever the restrictions imposed by this Section 3 shall terminate, as herein above provided, the Holder of any Warrant then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Corporation, without expense to such Holder, one or more new certificates for such Securities not bearing the restrictive legend set forth in Section 3 hereof.
4)
Compliance with Rule 144 and Rule 144A.    The Corporation will use its best efforts to comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall use its best efforts to comply with all other public information reporting requirements of the Securities and Exchange Commission (including reporting requirements which serve as a condition to utilization of Rule 144 applicable to it from time to time in effect and relating to the availability of an exemption from the registration requirements of the Warrant Stock). At the written request of any Holder of Warrant Stock who proposes to sell any of such Warrant Stock in compliance with Rule 144 or other applicable exemption from the registration requirements of the Securities Act, the Corporation shall furnish to such Holder, within ten days after receipt of such request, a written statement as to whether or not the Corporation is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A or other applicable exemption from the registration requirements of the Securities Act, in connection with any resales of any Warrant Stock that hereafter may be effected pursuant to the provisions of Rule 144A, any Holder of any such Warrant Stock desiring to effect such resale and each prospective institutional purchaser of such shares designated by such Holder shall have the right, at any time the Corporation is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Corporation, upon the written request of such Holder and at the Corporation's expense the documents specified in Section (d)(4)(i) of Rule 144A or other applicable exemption from the registration requirements of the Securities Act.

5)
Adjustment of Warrant Price and Number of Shares.    The number of shares of Common issuable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows, provided, however, in no event shall the Warrant Price be reduced to less than $0.01.

(a)
Reclassification Consolidation or Merger.    In case of any reclassification or change of outstanding Common issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change—other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination—of outstanding Common issuable upon such exercise) or the acquisition of 66 2/3% of the then outstanding shares of Common (on a fully diluted basis) by any Person or group (as defined pursuant to Section 13 under the Securities Exchange Act of 1934, as amended) the rights of the Holders of this Warrant shall be adjusted in the manner described below:

(i)
If the Corporation is the surviving corporation, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common theretofore issuable upon such exercise, the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common issuable upon such exercise had exercise of this Warrant occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii)
If the Corporation is not the surviving corporation, the surviving corporation shall, without payment of any additional consideration therefore, issue a new Warrant, providing that upon exercise thereof, the Holder thereof shall procure in lieu of each share of Common theretofore issuable upon exercise of this Warrant the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations and mergers.
  (b)
  Subdivision or Combination of Shares.    If the Corporation, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of Holders of its Common for the purpose of a subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of Holders of its Common for the purpose of so combining, as of such record date, whichever is earlier.

  (c)
  Certain Dividends and Distribution.    If the Corporation at any time while this Warrant is outstanding, shall:

  (i)
  Stock Dividends.    Pay a dividend payable in, effect a split-up of, or make any other distribution of Common, the Warrant Price shall be adjusted, as of the date the Corporation shall take a record of the Holders of its Common for the purpose of receiving such dividend, stock split or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend, split-up or distribution and (2) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend, split-up of distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend, split-up or distribution), or

  (ii)
  Liquidating Dividends, etc.    Make a distribution of its Property to the Holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Holders of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such Property as would have been payable to them as owners of that number of shares of Common of the Corporation receivable upon such exercise, had they been the Holders of record of such Common or the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.
  (d)
  Other Action Affecting Common.    If after the date hereof the Corporation shall take any action affecting its Common, other than an action described in any of the foregoing Sections 5(a) through (c), inclusive, which, in the opinion of the Board, would have a materially adverse effect upon the exercise rights of the Holders of this Warrant, the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.
6)
Notice of Adjustments.    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and the number of shares issuable upon the exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first- class mail, postage prepaid) to the Holder of this Warrant at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each Holder promptly after each adjustment.

7)
Fractional Shares.    No fractional shares of Common shall be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price then in effect, to the extent sufficient funds are legally available to make such cash payment on the date of such exercise of this Warrant.

8)
Shares To be Fully Paid; Reservation of Shares.    The Corporation covenants and agrees that all Common issued upon exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise of the rights represented by this Warrant. Furthermore, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of Common is at all times equal to or less than the effective Warrant Price.

9)
Registration.    If (but without any obligation pursuant to this Agreement to do so) the Corporation proposes to register (including for this purpose, a registration effected by the Corporation for stockholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8, Form S-4 or any other form that would not permit registration of the Registrable Securities, the Corporation shall, at such time, promptly give the Holder written notice of such registration at least 20 days prior to filing a registration statement relating to such registration. Upon the written request of the Holder given within 20 days after mailing of such notice by the Corporation, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Warrant Stock that the Holder has requested to be registered.

(a)
Registration Procedures.    Whenever the Corporation is required to use its best efforts to effect the registration of any Warrant Stock under the Securities Act, the Corporation will, as expeditiously as possible (in each case, upon the same terms and conditions the Corporation is otherwise required to effect such registration by the Persons so demanding such registration):

(i)
Prepare and file with the SEC a registration statement with respect to the Securities and to be registered and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (A) such 120 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Corporation; and (B) in the case of any registration of Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Securities are sold or may immediately be sold under SEC Rule 144 during any 90 day period, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference (in the registration statement) of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Act,

(ii)
Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement,

(iii)
furnish to each Holder of Securities to be included in such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by such Holder,

    (iv)
    use every reasonable effort to register or qualify all the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Securities owned by such Holder covered by such Registration Statement, provided, however, that the Corporation shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction,

    (v)
    notify each Holder of Securities included on such Registration Statement at any time when a Prospectus relating to the Securities of such Holder covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Seller, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading,

    (vi)
    cause all such Securities covered by such Registration Statement to be listed on each securities exchange on which Securities of the same class are then listed,

    (vii)
    provide a transfer agent and registrar for Common not later than the effective date of such Registration Statement,

    (viii)
    enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Securities included in such Registration Statement pursuant to the provisions of this Agreement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities (including, without limitation, effecting a stock split or a combination of shares), and

    (ix)
    make available for inspection by any Holder of Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder who is the Holder of at least 5% of the Securities included in such registration or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such Holder of Securities included in such Registration Statement, underwriter, attorney, accountant or agent in connection with such Registration Statement, and

10)
Registration Expenses.    To the fullest extent allocable under applicable state securities and blue sky laws, all expenses incurred in effecting a registration provided for in Section 9 hereof, including, without limitation, all registration and filing fees, printing expense, fees and disbursements of counsel for the Corporation, underwriting expenses other than underwriting discounts and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9 hereof, shall be borne and paid by the Corporation. The fees and disbursements of any one or more law firms who shall be serving as counsel or the Holders of the Warrant Stock shall be borne solely by the Holders of the Warrant Stock.

11)
Indemnification.

(a)
By the Corporation.    In the event of any registration of any of its Securities under the Securities Act as effected pursuant to this Warrant, the Corporation, to the extent permitted by law, shall indemnify and hold harmless the Holders of all Warrant Stock included in such Registration Statement, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such Securities, and each other Person, if any, who controls (within the meaning of the Securities Act) such Holder of Warrant Stock, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter, participating Person, or controlling Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Seller, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Holder, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, damage, liability or action, provided, however, that the Corporation shall not be liable to any Holder, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Corporation by such Holder, specifically for use therein; and, provided, further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary Prospectus, final Prospectus, supplement or amendment, but eliminated or remedied in the final Prospectus or subsequent supplements and amendments, as the case may be, such indemnity agreement shall not inure to the benefit of the indemnified Person if the Person asserting any loss, claim, damage or liability if such Person had an obligation to deliver a copy of the materials eliminating or remedying the untrue statement or omission to the persons who purchased the securities and failed to do so.

(b)
By Holders of Warrant Stock.    Each Holder of Warrant Stock, by acceptance thereof, severally and not jointly, indemnifies and holds harmless each other Holder of Warrant Stock and/or the Corporation, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) the Corporation, any underwriter or any Holder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Holder, the Corporation, any such director or officer, any such underwriter, or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Warrant Stock is registered under the Securities Act at the request of such Holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any such Securities being registered, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Section 11(b), no Holder shall be required to pay under such provisions an amount in excess of the proceeds received by such Holder in payment for the Securities sold by such Holder pursuant to the Registration Statement.

            Indemnification similar to that specified in Sections 11(a) and (b) shall be given by the Corporation and each Holder of Warrant Stock (with such modifications as shall be appropriate) covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

  (c)
  Procedure.    Any Person which proposes to assert the right to be indemnified under Sections 11(a), (b) or (c) shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such Sections 11(a), (b) or (c), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such, action and to control the defense thereof. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against the Corporation and (i) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of the Corporation or (ii) the indemnifying person has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Corporation and the indemnified Person shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought under Sections 11(a), (b) or (c) be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's or Corporation's consent, as the case may be.

  (d)
  Survival.    The indemnification Provided for under this Section 11 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Securities.

10)
Participation in Underwritten Registrations.

(a)
Certain Agreements.    No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however that no Holder of Warrant Stock shall be required to make any representations or warranties or to provide information in the Registration Statement relating to such registration except, in either case, with respect to itself and its intended method of disposition of Warrant Stock.

  (b)
  Cutbacks.    In connection with any offering involving an underwriting of shares of the Corporation's capital stock, the Corporation shall only be required under this Section 9 to include such quality of the Holder's Warrant Stock in such underwriting as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including Warrant Stock, requested by stockholders to be included in such offering exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Warrant Stock, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, the securities (including Warrant Stock) so included to be apportioned (i) first, to the Person or Persons initiating the registration, if any, (ii) second, to the Corporation, and (iii) third, thereafter pro rata among all other holders of securities being registered, including the Holder. For purposes of the foregoing concerning apportionment, for any holder of registration rights that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members and stockholders of such holder, or the estates and family members of any such partners, members, retired partners and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

  (c)
  Market Stand-Off" Agreement.    Notwithstanding anything else in this Agreement to the contrary, the Holder, on behalf of itself and any assignees, hereby agrees that, for a period of 90 days following the effective date of a registration statement of the Corporation filed under the Securities Act, it shall not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of, whether through a derivation transaction or any other method of disposing of the economic benefits (other than to donees who agree to be similarly bound), any Securities held by it at any time during such period, except Securities included in such registration; provided, however, that such agreement shall not apply unless (i) the standoff has been requested by the underwriters of the Corporation's securities and (ii) the officers and directors of the Corporation and holders of 1% or more of the Corporation's outstanding securities are similarly bound with regard to the offering. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the securities of the Corporation held by each party to this Agreement (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

11)
Miscellaneous.

(d)
Governing Law.    This warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

(e)
Remedies.    The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

  (f)
  Amendments.    This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of then outstanding Warrants representing the right to purchase not less than a majority of the total number of shares of Common issuable upon exercise of all then outstanding Warrants and, if it is to be bound thereby, by the Corporation.

  (g)
  Descriptive Headings.    The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

  (h)
  Notices.    All notices, requests and other communications required or permitted to be given or delivered to the Holders of this Warrant or the Warrant Stock issuable upon exercise thereof shall be in writing, and shall be mailed (by first class mail, postage prepaid) to each Holder of this Warrant or the Warrant Stock issuable upon exercise thereof at its address, shown on the books of the Corporation.

12)
Definitions.    For the purposes of this Warrant the following terms have the following meanings:

        "Affiliate Transfer" shall mean a transfer to (i) to a nominee identified in writing to the Corporation as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of this Warrant or Warrant Stock issuable upon exercise thereof identified in writing to the Corporation as being the nominee of or for such beneficial owner, (ii) to an Affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of such record owner, or (iii) if such record owner is a partnership or the nominee of a partnership or a limited liability company or the nominee of a limited liability company, to a partner, retired partner, member, retired member or estate of a partner, retired partner, member or retired member of such partnership or limited liability company, so long as such transfer is in accordance with the transferee's interest in such partnership or limited liability company and is without consideration, provided, however, that each such transferee shall remain subject to all restrictions on the transfer of this Warrant or Common issuable upon exercise thereof herein contained.

        "Board" shall mean the Board of Directors of the Corporation.

        "Common" shall mean the Corporation's Common Stock, par value $.01 per share, and any stock into which such stock may hereafter be changed.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Value" as of a particular date shall mean the last sale price of the Common as reported on a national securities exchange or on The Nasdaq National Market System or SmallCap Market, or, if a last sale reporting quotation is not available for the Common, the average of the bid and asked prices of the Common as reported by Nasdaq or on the NASD's OTC Bulletin Board Service, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets." If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the Holder and the Corporation or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the procedures set forth in the immediately succeeding three paragraphs. Notwithstanding the foregoing, if as part of the consideration in a transaction in which the Corporation acquires, directly or indirectly, all or substantially all of the assets or capital stock or other evidence of ownership of the equity of a Person the Corporation issues shares of Common as to which, for purposes of recording acquisition goodwill only, generally accepted accounting principles require the Corporation to record the value of the Common so issued at a value that otherwise would not be Fair Value hereunder, such acquisition goodwill will be added to the value recorded for such shares of Common to determine Fair Value for the issuance of such shares of Common hereunder.

        In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to this Warrant, the Corporation shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Corporation shall give the Holder(s) of the Warrants notice of such event, and the Corporation and the Holders shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value.

        In the event the Corporation and the Holder(s) (as hereinafter defined) are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the Corporation and the Holder(s) of the Warrants (who, if more than one, shall agree among themselves by a majority) shall each retain a separate independent investment banking firm of national reputation. Such firms shall jointly determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Corporation and to such Holder within thirty (30) days of their retention. In no event shall the marketability, or lack thereof, or lack of registration of a security be a factor in determining the "Fair Value" of such security.

        If such firms cannot jointly make each determination within such 30-day period, then, unless otherwise directed by agreement of the Corporation and the Holder(s) of a majority or more of the Warrants, such firms, in their sole discretion, shall choose another independent investment banking firm of the Corporation or such Holder(s), which firm shall make such determination and render such an opinion. In either case, the determination so made shall be conclusive and binding on the Corporation and such Holder(s). The fees and expenses of all investment banking firms retained pursuant to this provision shall be borne by the Corporation.

        "Holders" shall mean the Persons who shall, from time to time, own of record any Security. The term "Holder" shall mean one of the Holders.

        "Permitted Transfer" shall mean a transfer or sale pursuant to which the Holder desiring to effect such transfer or sale delivers a written notice of the Corporation briefly describing the manner of such transfer or sale and a written opinion of counsel for such Holder (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Corporation) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act, the Corporation shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected, provided, however, that no opinion shall be required if in such written notice the transferring Holder represents and warrants to the Corporation that (a) the transfer or sale is to a purchaser or transferee whom the transferring Holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A or (b) the transfer or sale is in accordance with a letter or an order issued to the Holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such transfer occurs without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

        "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

        "Property" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

        "Rule 144" shall mean Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

        "Rule 144A" shall mean Rule 144(A) promulgated by the Securities and Exchange Commission under the Securities Act.

        "Securities" shall mean any debt or equity securities of the Corporation or a Subsidiary, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Seller" shall mean each Holder of Securities of the Corporation as to which Securities the Corporation could be required to file a Registration Statement or which could be registered under the Securities Act at the request of such Holder pursuant to any of the provisions of this Warrant.

        "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

        "Warrant" shall mean this Warrant.

        "Warrant Price" shall mean $1.00 per share, subject to adjustment pursuant to the provisions of Section 5 hereof.

        "Warrant Stock" shall mean, at any time, the shares of the then Common outstanding upon exercise of any part of this Warrant and the Common then issuable upon exercise of the then Warrant by the Holder thereof, provided, however, that Warrant Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or Pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act, and provided, further, that at any time subsequent to the closing of a firmly underwritten public offering of Common Stock by means of a registration statement filed by the Corporation with the United States Securities and Exchange Commission, Warrant Stock shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

Dated: May 2, 2002	SSP SOLUTIONS, INC.
	By:	/s/ MARVIN J. WINKLER Marvin J. Winkler, Co-Chairman of the Board and Co-Chief Executive Officer

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

        The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of                        Shares of Common Stock of SSP Solutions, Inc. and herewith requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                         whose address is                        and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)
(Signature of Registered Owner)
(Street Address)
(City) (State) (Zip Code)

        NOTICE The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

PARTIAL ASSIGNMENT

[To be executed only upon exercise of the Warrant]

        FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto                        the right to purchase                        shares of Common Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                        attorney to transfer that part of the said Warrant on the books of the within named Corporation.

Signature
Dated:	Signature Guaranteed

        FOR USE BY THE CORPORATION ONLY

        This Warrant No. W-            canceled (or transferred or exchanged) this    day of                        , 20    ,                         shares of Common Stock issued therefor in the name of                        , Warrant No. W-            issued for                        shares of Common Stock in the name of

QuickLinks

  EXHIBIT 4.12
EXHIBIT A SUBSCRIPTION FORM
EXHIBIT B PARTIAL ASSIGNMENT